EXHIBIT 1

                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with regard to the common stock of Culp Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement as of May 20, 2005


                          PRAESIDIUM INVESTMENT MANAGEMENT COMPANY, LLC


                          By:               /S/ KEVIN ORAM
                                   --------------------------------------------
                          Name:    Kevin Oram
                          Title: Managing Member

                          PRAESIDIUM PARTNERS FUND, LP
                          By: Praesidium Advisors, LLC, its general partner

                          By:               /S/ KEVIN ORAM
                                   --------------------------------------------
                          Name:    Kevin Oram
                          Title: Managing Member


                          PRAESIDIUM PARTNERS QP FUND, LP
                          By Praesidium Advisors, LLC, its general partner


                          By:               /S/ KEVIN ORAM
                                   --------------------------------------------
                          Name:    Kevin Oram
                          Title: Managing Member


                          PRAESIDIUM OFFSHORE MASTER FUND, LTD.


                          By:               /S/ KEVIN ORAM
                                   --------------------------------------------
                          Name:    Kevin Oram
                          Title:   Director





(1) The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter the disclosures provided in a prior cover page.

         The information required in the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, SEE the NOTES).